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EXHIBIT 21

Subsidiaries of the Registrant

Entity Name	Country or State of Organization
14-15 Corporation	Nevada
35601 Yukon, Inc.	Canada
Atlas Crankshaft Corporation	Ohio
Auto Diesels Power Plant Ltd.	United Kingdom
AvK Deutschland GmbH & Co. KG	Germany
AvK Deutschland Verwaltungs GmbH	Germany
AvK SEG (Bangkok) Ltd.	Thailand
AvK SEG (India) Power Ltd.	India
AvK/SEG Holding Beteiligungs GmbH	Germany
CBM Technologies Pty. Ltd.	Australia
Coil Systems GmbH	Germany
Cummins Americas, Inc.	Indiana
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Australia Pty. Ltd.	Australia
Cummins Auto Services Ltd.	India
Cummins (Beijing) Co. Ltd.	China
Cummins Belgium N.V.	Belgium
Cummins Brasil Ltda.	Brazil
Cummins Canada Limited	Canada
Cummins Capital Trust I	Delaware
Cummins Child Development Center, Inc.	Indiana
Cummins (China) Investment Co. Ltd.	China
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Corporation	Indiana
Cummins Czech Republic s.r.o.	Czech Republic
Cummins de Centro America (Pty.) Ltda.	Costa Rica
Cummins Diesel Botswana (Pty.) Ltd.	Botswana
Cummins Diesel Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Diesel Italia S.P.A.	Italy
Cummins Diesel N.V.	Belgium
Cummins Diesel Sales Corporation	Indiana
Cummins Distribuidora de Motores e Equipamentos Ltda.	Brazil
Cummins East Asia Research & Development Company Ltd.	India
Cummins Eastern Canada Management Inc.	Canada
Cummins Emissions Solutions (Pty.) Ltd.	South Africa
Cummins Energetica Ltda.	Brazil
Cummins Engine Austria GmbH	Austria
Cummins Engine Company Limited NZ	New Zealand
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine (Singapore) Pte. Ltd.	Singapore
Cummins Engine Venture Corporation	Indiana
Cummins Exhaust India Limited	India
Cummins Filial Colombia S.A.	Colombia
Cummins Filtracion S. de R.L. de C.V.	Mexico
Cummins Filtration GmbH	Germany
Cummins Filtration Inc.	Indiana

Cummins Filtration International Corp.	Indiana
Cummins Filtration IP, Inc.	Delaware
Cummins Filtration Ltd.	Korea
Cummins Filtration SARL	France
Cummins Filtration (Shanghai) Co. Ltd.	China
Cummins Filtros Ltda.	Brazil
Cummins Financial, Inc.	Delaware
Cummins Fuel Systems (Wuhan) Co. Ltd.	China
Cummins Funding Corporation	Delaware
Cummins Generator Technologies Limited	United Kingdom
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance Corp.	Delaware
Cummins Japan Ltd.	Japan
Cummins Juarez, S.A. de C.V.	Mexico
Cummins Korea Ltd.	Korea
Cummins LLC Member, Inc.	Delaware
Cummins Ltd.	United Kingdom
Cummins Makina Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins Mexicana S.A. de C.V.	Mexico
Cummins Middle East FZE	Dubai
Cummins Natural Gas Engines, Inc.	Delaware
Cummins Norway AS	Norway
Cummins Philippines Inc.	Philippines
Cummins Power Generation NV/SA	Belgium
Cummins Power Generation Foreign Holdings, Ltd.	Delaware
Cummins Power Generation Inc.	Delaware
Cummins Power Generation Limited	United Kingdom
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Ltd.	United Kingdom
Cummins Power Generation Mali S.A.	South Africa
Cummins PowerGen IP, Inc.	Delaware
Cummins Power Rent (SEA) Pte. Ltd.	Singapore
Cummins Power Rent Comercio e Locacao, Ltda.	Brazil
Cummins Research and Technology India Ltd.	India
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales and Services India Ltd.	India
Cummins Sales and Service Korea Co., Ltd.	Korea
Cummins Sales and Service Thailand	Thailand
Cummins-Scania High Pressure Injection, LLC	Delaware
Cummins (Shanghai) Company Limited	China
Cummins Shanghai Services & Trading Co. Ltd.	China
Cummins South Africa (Pty.) Ltd.	South Africa
Cummins South Pacific Pty. Limited	Australia
Cummins Spain, S.L.	Spain
Cummins Trade Receivables, LLC	Delaware
Cummins Turbo Technologies B.V.	The Netherlands
Cummins Turbo Technologies de Mexico S.A. de C.V.	Mexico
Cummins Turbo Technologies Limited	United Kingdom
Cummins U.K. Holdings Ltd.	United Kingdom

Cummins U.K. Limited	United Kingdom
Cummins Venture Corporation	Delaware
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Dieselcomp, Inc.	Indiana
Distribuidora Cummins S.A.	Argentina
Industria Automotores de Nordeste S.A.	Brazil
Industria e Comercio Cummins Ltda.	Brazil
Kuss Corporation	Ohio
Markon Engineering Company Ltd.	United Kingdom
MRC Auto Solutions Pvt. Ltd.	India
Nelson Burgess Ltd.	Canada
Nelson Export Sales Corp.	US Virgin Islands
Newage (Asia Pacific) Pte. Ltd.	Singapore
Newage AvK Romania SA	Romania
Newage AvK SEG (Lima) S.A.C.	Peru
Newage Electrical India Ltd.	India
Newage Engineers GmbH	Germany
Newage Engineers Pty. Ltd.	Australia
Newage Italia SRL	Italy
Newage Ltd.	Pennsylvania
Newage Ltd. (U.K.)	United Kingdom
Newage Machine Tools Ltd.	United Kingdom
Newage Norge A/S	Norway
NWMW, Inc.	California
OOO Cummins	Russia
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
Power Group International (Overseas Holdings) Ltd.	United Kingdom
Power Group International Ltd.	United Kingdom
Shanghai Fleetguard International Trading Co.	China
Shenzhen Chongfa Cummins Co. Ltd.	Hong Kong
Stamford Iberica S.A.	Spain
Stamford Mexico, S. de R.L. de C.V.	Mexico
Supreme Holdings Limited	Singapore
Turbo Drive Ltd.	Hong Kong
Turbo Drive (Shenzhen) Limited	China
Wuxi Holset Engineering Co. Ltd.	China
Wuxi Newage Alternators Ltd.	China
Xiangfan Fleetguard Exhaust System Company	China

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  EXHIBIT 21
Subsidiaries of the Registrant